UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2018, the Registrant’s wholly-owned subsidiary, ACNB Bank (the “Bank”), entered into a Salary Continuation Agreement with James P. Helt, President & Chief Executive Officer of the Registrant and the Bank (the “Agreement”), and a Supplemental Executive Retirement Plan with Douglas A. Seibel, Executive Vice President/Chief Lending & Revenue Officer of the Bank (the “Plan”).

The material terms of the Agreement are summarized as follows:

1.              Normal Retirement. If the executive separates from service, as defined in the Agreement, on or after age 65 for reasons other than death, the Bank shall pay to the executive an annual benefit of $223,437 in twelve (12) equal monthly installments for the greater of the executive’s life or 180 months. The amount payable is in addition to the amount received under the Salary Continuation Agreement entered into between the Bank and the executive dated March 28, 2012.

2.              Early Retirement. If the executive separates from service before age 65 for reasons other than death and a change of control, as defined in the Agreement, has not occurred, the Bank shall pay to the executive a reduced annual benefit amount beginning at the age of 65 according to a schedule in twelve (12) equal monthly installments for the greater of the executive’s life or 180 months.

3.              Change of Control. Upon termination of service following a change of control, the executive shall receive the benefit amount and payment schedule described under Normal Retirement above beginning at the age of 65.

4.              Restriction on Timing of Distributions. If the executive is considered a key employee under the Internal Revenue Code of 1986, as amended, the executive’s benefit distributions shall not be made during the first six (6) months following separation, but shall be accumulated and paid in a lump sum on the first day of the seventh month following separation of service.

5.              Section 409A. The distributions are subject to any restrictions required by Section 409A of the Internal Revenue Code of 1986, as amended.

6.              Death. Upon the death of the executive during active service with the Bank, the executive’s beneficiary shall receive the benefit amount and payment schedule described under Normal Retirement above. If the executive dies during the benefit period, the executive’s beneficiary shall receive the remaining annual benefit amount up to the maximum aggregate of 180 monthly payments. Upon the death of the executive following a change of control, the executive’s beneficiary shall receive the benefit amount and payment schedule described under Normal Retirement above.

7.              The Agreement is subject to certain restrictions on payment of benefits following termination of employment for commission of a felony and certain noncompetition provisions.

8.              The benefits under the Agreement are not transferable, and the executive and his beneficiary are considered general unsecured creditors of the Bank for the payment of benefits under the Agreement.

The material terms of the Plan are summarized as follows:

1.              Contribution Credits. The Bank shall credit $45,000 per calendar year to executive’s account as long as executive is employed by the Bank at the time such amount is credited. Contribution credits for any given Plan year shall be credited to the executive’s account at such time or times established by the Bank in its sole discretion.

2.              Vesting. The executive is one hundred percent (100%) vested in his account balance as of the effective date of the Plan.

3.              Forfeiture. In the event the executive’s employment is terminated for cause, as defined in the Plan, no benefits of any kind will be due or payable by the Bank under the terms of the Plan and all rights of the executive, his beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited.

4.              Separation from Service. In the event the executive separates from service, as defined in the Plan, including death but excluding for cause, as defined in the Plan, the Bank shall pay to the executive (or his beneficiary) his vested account balance, calculated as of the date of separation from service, in a lump sum or up to one hundred eighty (180) monthly installments, as elected by the executive.

5.              Change in Control. Within thirty (30) days following the effective date of the Plan, the executive must make a one-time election whether to be paid upon the Bank’s change in control, as defined in the Plan. If he so elects, the executive must also determine whether to be paid in a lump sum or up to one hundred eighty (180) monthly installments. If the executive fails to make these elections or such elections are ambiguous or do not comply with the terms of the Plan, the executive will be deemed to have elected not to be paid upon a change in control or to be paid in a lump sum as applicable. If the executive has chosen to be paid upon a change in control, then in the event of the Bank’s change in control while the executive is employed with the Bank, the Bank shall pay to the executive his vested account balance, calculated as of the date of the change in control, in the form elected by the executive. Payment shall be made or commence within ninety (90) days following the date of the change in control, with subsequent installments, if any, being paid on the first day of each month thereafter. In the event of the executive’s death after installments have commenced but prior to receiving all installments owed hereunder, as applicable, the Bank shall continue to pay any remaining installments to the executive’s beneficiary in accordance with the schedule the installments would have been paid to the executive had the executive survived.

6.              Restrictions on Time of Payment. Solely to the extent necessary to avoid penalties under Section 409A of the Internal Revenue Code of 1986 and related regulations, payments to be made as a result of a separation from service may not commence earlier than six (6) months after the executive’s separation from service if, pursuant to Section 409A, the executive is considered a key employee.

7.              Section 409A. The interpretation and distribution of the executive’s benefits under the Plan shall be made in a manner and at such times as to comply with all applicable provisions of Section 409A and the regulations and guidance promulgated thereunder, or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes.

8.              The Plan constitutes the unfunded, unsecured promise of the Bank to make payments to the executive or his beneficiary in the future and shall be a liability solely against the general assets of the Bank.

A copy of the Agreement and the Plan are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Further, on the same date, the Bank amended the Split Dollar Policy Endorsement attached as Exhibit B (the “Endorsement”) to its Amended and Restated Director Supplemental Life Insurance Plan dated as of December 31, 2014 (the “Director Plan”). The amendment to the Endorsement adds to the definition of Death After Separation from Service to include that if the participant dies after separating from service and the participant had served at least a total of nine years as a director, the participant’s beneficiary shall be entitled to $250,000 upon the participant’s death.  The amendment also includes service as an elected director of an institution acquired by ACNB Bank to count towards the years of service requirement.

The form of the Director Plan is attached hereto as Exhibit 99.3 and incorporated herein by reference. The form of the Endorsement is attached hereto as Exhibit 99.4 and incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Salary Continuation Agreement by and between ACNB Bank and James P. Helt dated as of November 27, 2018.

99.2	Supplemental Executive Retirement Plan by and between ACNB Bank and Douglas A. Seibel dated as of November 27, 2018.

99.3	Amended and Restated Director Supplemental Life Insurance Plan — Applicable to Richard L. Alloway II, Frank Elsner, III, Todd L. Herring, Scott L. Kelley, James

J. Lott, Donna M. Newell, J. Emmett Patterson, Daniel W. Potts, Marian B. Schultz, D. Arthur Seibel, Jr., David L. Sites, Alan J. Stock and James E. Williams. (Incorporated by reference to Exhibit 10.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 6, 2015.)

99.4	Form of Exhibit B Split Dollar Policy Endorsement to the Amended and Restated Director Supplemental Life Insurance Plan.

EXHIBIT INDEX

EXHIBIT NO.

99.1	Salary Continuation Agreement by and between ACNB Bank and James P. Helt dated as of November 27, 2018.

99.2	Supplemental Executive Retirement Plan by and between ACNB Bank and Douglas A. Seibel dated as of November 27, 2018.

99.3

Amended and Restated Director Supplemental Life Insurance Plan —Applicable to Richard L. Alloway II, Frank Elsner, III, Todd L. Herring, Scott L. Kelley, James J. Lott, Donna M. Newell, J. Emmett Patterson, Daniel W. Potts, Marian B. Schultz, D. Arthur Seibel, Jr., David L. Sites, Alan J. Stock and James E. Williams. (Incorporated by reference to Exhibit 10.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Commission on March 6, 2015.)

99.4	Form of Exhibit B Split Dollar Policy Endorsement to the Amended and Restated Director Supplemental Life Insurance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: November 28, 2018	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President/
Secretary & Chief Governance Officer